Exhibit 99.5

EL PASO CORPORATION 1001 LOUISIANA STREET ROOM 1595D HOUSTON, TX 77002

VOTE BY INTERNET – [website]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, [day before the meeting – day, month, day, year]. Have your proxy card in hand when you access the website and follow the instructions to vote these shares.

VOTE BY PHONE – [toll-free number]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, [day before the meeting – day, month, day, year]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to EI Paso Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received on or before [day before the meeting – day, month, day, year] to be included in the tabulation.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

		For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger, dated October 16, 2011, by and among El Paso Corporation (“El Paso”), Sirius Holdings Merger Corporation, Sirius Merger Corporation, Kinder Morgan, Inc., Sherpa Merger Sub, Inc. and Sherpa Acquisition, LLC (as it may be amended from time to time, the “merger agreement”) and the Agreement and Plan of Merger, dated October 16, 2011, by and among El Paso, Sirius Holdings Merger Corporation and Sirius Merger Corporation (as it may be amended from time to time, the “first merger agreement”) and to approve the transactions contemplated by the merger agreement and the first merger agreement.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.		For	Against	Abstain

2.	To approve any adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to adopt the merger agreement and the first merger agreement.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.		For	Against	Abstain

3.

To approve on an advisory (non-binding) basis the compensation that may be paid or become payable to El Paso’s named executive officers that is based on or otherwise relates to the proposed transactions.

		☐	☐	☐

Note: Please sign as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

EL PASO CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

[MONTH DAY, YEAR]

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

are available at [website].

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS, [MONTH DAY, YEAR]

The undersigned hereby appoints Douglas L. Foshee and Robert W. Baker, and each or any of them individually, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock of El Paso Corporation, held of record by the undersigned at the close of business on [MONTH DAY, YEAR] (the “record date”), at the Special Meeting of Stockholders of El Paso Corporation to be held on [DAY, MONTH DAY, YEAR] at [TIME], CDT, at the [LOCATION NAME AND ADDRESS] and at any adjournment(s) or postponements of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Special Meeting of Stockholders. The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted “FOR” Proposals 1, 2 and 3.

FOR SHARES HELD IN THE EL PASO CORPORATION BENEFITS PROTECTION TRUST AND THE EL PASO CORPORATION RETIREMENT SAVINGS PLAN:

In accordance with the terms of the El Paso Corporation Benefits Protection Trust (the “BPT”) and the El Paso Corporation Retirement Savings Plan (the “RSP”), the undersigned hereby directs State Street Bank and Trust Company (“State Street”), trustee of the BPT and JPMorgan Chase Bank, N.A. (“JPMorgan”), trustee of the RSP, to vote in person or by proxy, the full and fractional shares of common stock of El Paso Corporation allocated to the respective accounts in each of the BPT and the RSP on the record date, at the Special Meeting of Stockholders, in accordance with the instructions provided on the reverse side of this card, and in accordance with the judgment of State Street and JPMorgan upon other business as may properly come before the Special Meeting of Stockholders and any adjournments or postponements thereof. The shares represented by this card for the BPT and the RSP shall be voted as specified. If no instructions are provided or if this card is not received on or before [cut off date], the shares represented by this card for the BPT will be voted by State Street in its discretion. If no instructions are provided or if this card is not received on or before [cut off date], the shares represented by this card for the RSP will be voted by JPMorgan in the same proportion as the shares for which timely instructions were received by JPMorgan.

FOR SHARES HELD IN THE VALERO ARUBA THRIFT FOUNDATION - VALERO ARUBA N.V. THRIFT PLAN:

In accordance with the terms of the Valero Aruba Thrift Foundation – Valero Aruba N.V. Thrift Plan (the “Aruba Thrift Plan”), the undersigned hereby directs the Management Board of the Valero Aruba Thrift Foundation – Valero Aruba N.V. Thrift Plan (the “Management Board”), to vote in person or by proxy, the shares of common stock of El Paso Corporation allocated to the respective accounts in the Aruba Thrift Plan on the record date, at the Special Meeting of Stockholders in accordance with the instructions provided on the reverse side of this card, and in accordance with the judgment of the Management Board upon other business as may properly come before the Special Meeting of Stockholders and any adjournments or postponements thereof. The shares represented by this card for the Aruba Thrift Plan shall be voted as specified. The Management Board, in its discretion, has decided if no instructions are provided or if this card is not received on or before [cut off date], the shares represented by this card for the Aruba Thrift Plan will not be voted by the Management Board.